As filed with the Securities and Exchange Commission on December 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACKSTONE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8875684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John G. Finley

Chief Legal Officer

Blackstone Inc.

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, D.C. 20001

Telephone: (202) 636-5500

Facsimile: (202) 636-5502

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (if none write N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Blackstone Holdings I L.P.	Delaware	26-0288589	345 Park Avenue, New York, New York 10154	212-583-5000
Blackstone Holdings AI L.P.	Delaware	47-5186314	345 Park Avenue, New York, New York 10154	212-583-5000
Blackstone Holdings II L.P.	Delaware	26-0288604	345 Park Avenue, New York, New York 10154	212-583-5000
Blackstone Holdings III L.P.	Québec	26-0450202	345 Park Avenue, New York, New York 10154	212-583-5000
Blackstone Holdings IV L.P.	Québec	26-0450259	345 Park Avenue, New York, New York 10154	212-583-5000
Blackstone Reg Finance Co. L.L.C.	Delaware	33-1441498	345 Park Avenue, New York, New York 10154	212-583-5000

PROSPECTUS

Blackstone Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus relates to the following types of securities that may be offered for sale from time to time by us and any selling securityholders, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	depositary shares;

•	warrants to purchase debt or equity securities;

•	purchase contracts; and

•	units.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest. Any debt securities offered and sold pursuant to this prospectus may be (i) issued by Blackstone Inc. and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by Blackstone Reg Finance Co. L.L.C. and guaranteed by Blackstone Inc. and may be guaranteed by one or more of its other subsidiaries.

We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BX.”

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2024

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus contains certain information about Blackstone Inc. and provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or any selling securityholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. To the extent required, each time we or any selling securityholders sell these securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in any of the securities described in this prospectus.

Unless the context requires otherwise, references to “Blackstone,” “we,” “us” and “our” refer to Blackstone Inc. and its subsidiaries, including Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. to which we collectively refer as the “Blackstone Holdings Partnerships.”

BLACKSTONE INC.

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies and assets in which we invest. Our more than $1.1 trillion in Total Assets Under Management as of September 30, 2024 include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds.

Our businesses use a solutions-oriented approach to drive better performance. We believe our scale, diversified business, long record of investment performance, rigorous investment process and strong client relationships position us to continue to perform well in a variety of market conditions, expand our assets under management, and innovate.

We invest across asset classes on behalf of our investors, including pension funds, insurance companies and individual investors. Our mission is to fulfill our fiduciary duty by creating long-term value for our investors. We aim to do this by strengthening the companies, real estate assets and other investments in our portfolio, equipping them to thrive in the global economy. To the extent our funds perform well, we can support a better retirement for tens of millions of pensioners, including teachers, nurses and firefighters.

Our principal executive offices are located in leased office space at 345 Park Avenue, New York, New York, 10154 and our telephone number is (212) 583-5000. Our principal internet address is www.blackstone.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other periodic filings.

We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

GUARANTOR DISCLOSURES

The debt securities described in this prospectus may be (i) issued by Blackstone Inc. and may or may not be guaranteed by one or more of the additional registrants, or (ii) issued by Blackstone Reg Finance Co. L.L.C. and guaranteed by Blackstone Inc. and may be guaranteed by one or more of the other the additional registrants. We refer to Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Reg Finance Co. L.L.C. collectively as the “Obligor Group.” Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that we or the additional registrants may offer, see the information under the headings “Description of Debt Securities and Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement.

On a basis that excludes investments in subsidiaries that are not issuers or guarantors of any securities offered hereby as contemplated by Rule 13-01(a)(4) of Regulation S-X, the Obligor Group does not have material assets, liabilities and results of operations, with the exception of certain amounts already disclosed in our consolidated financial statements (specifically, goodwill, the majority of our deferred tax assets, the Tax Receivable Agreement liability and obligations under indebtedness incurred by the Obligor Group from time to time). Therefore, we have excluded summarized financial information for the Obligor Group due to management’s belief that such summarized financial information would be repetitive and would not provide material information to investors beyond that which is already disclosed in our consolidated financial statements.

Blackstone Reg Finance Co. L.L.C. is a finance subsidiary of Blackstone. Blackstone Inc. and the Blackstone Holdings Partnerships are all holding companies, which are dependent upon distributions from their respective subsidiaries to meet the obligations under any indebtedness incurred by the Obligor Group from time to time. The debt securities that we may offer pursuant to this prospectus will not be guaranteed by any of our fee generating businesses or funds.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), copies of which have been filed by us with the SEC. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us,” “our,” and “Blackstone” mean Blackstone Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

Our authorized capital stock consists of 100,000,000,000 shares, all with a par value of $0.00001 per share, of which:

•	90,000,000,000 are designated as common stock; and

•

10,000,000,000 are designated as preferred stock, of which (x) 999,999,000 are designated as Series I preferred stock, (y) 1,000 are designated as Series II preferred stock and (z) the remaining 9,000,000,000 may be designated from time to time in accordance with our certificate of incorporation.

Capital Stock

Our capital stock consists of common stock, Series I preferred stock and Series II preferred stock.

Economic Rights

Dividends. Subject to preferences that apply to any shares of additional series of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available therefor if our board of directors, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine. Our certificate of incorporation provides that dividends shall not be declared or paid on our Series I preferred stock or our Series II preferred stock.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time ranking on a parity with our common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of additional series of preferred stock. Our certificate of incorporation provides that upon our dissolution, liquidation or winding up, the holders of our Series I preferred stock and our Series II preferred stock are each entitled to receive, out of our assets available for distribution, distributions equal to $0.0001 per share of Series I preferred stock and Series II preferred stock, respectively.

Voting Rights

Pursuant to Delaware law, holders of our common stock are entitled to vote with respect to:

•	A conversion of the legal entity form of Blackstone;

•	A transfer, domestication or continuance of Blackstone to a foreign jurisdiction;

•

Any amendment of our certificate of incorporation to change the par value of our common stock or the powers, preferences or special rights of our common stock in a way that would affect our common stock adversely;

•	Any amendment of our certificate of incorporation that requires for action the vote of a greater number or portion of the holders of common stock than is required by any section of Delaware law; and

•	Any amendment of our certificate of incorporation to elect to become a close corporation under Delaware law.

In addition, our certificate of incorporation provides that holders of our common stock and our Series I preferred stock, voting together as a single class, have the right to vote on the following matters:

•

A sale, exchange or other disposition of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by us in all or substantially all of our assets (including for the benefit of affiliates of the holder of the Series II preferred stock (the “Series II Preferred Stockholder”)) and any forced sale of any or all of our or our subsidiaries’ assets pursuant to the foreclosure of, or other realization upon, any such encumbrance);

•

A merger, consolidation or other combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations);

•

The removal of the Series II Preferred Stockholder and forced transfer by the Series II Preferred Stockholder of its shares of Series II preferred stock and the designation of a successor Series II Preferred Stockholder. See “—Removal of Series II Preferred Stockholder” below; and

•	Any amendment of our certificate of incorporation or bylaws enlarging the obligations of the common stockholders;

•

Any amendment of our certificate of incorporation requiring the vote of the holders of a percentage of the voting power of the outstanding common stock and Series I preferred stock, voting together as a single class, to take any action in a manner that would have the effect of reducing such voting percentage; and

•	Any amendments of our certificate of incorporation that are not included in the specified set of amendments that the Series II Preferred Stockholder has the sole right to vote on.

In addition, our certificate of incorporation provides that holders of our Series I preferred stock will be entitled to vote separately as a class on certain matters, including any amendment to our certificate of incorporation that changes certain terms of the Series I preferred stock or is inconsistent with such terms. Delaware law would also permit the holders of our Series I preferred stock to vote separately as a class on any amendment to our certificate of incorporation that changes the par value of the shares of Series I preferred stock or alters or changes the powers, preferences or special rights of the Series I preferred stock in a way that would affect them adversely.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Series II Preferred Stockholder. As a result, the Series II Preferred Stockholder can approve an increase or decrease in the number of authorized shares of any class of our stock without a separate vote of the holders of such class of stock. This could allow us to increase and issue additional shares of any class of our stock beyond what is currently authorized in our certificate of incorporation without the consent of such holders of stock. Blackstone Group Management L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Series II preferred stock.

Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of common stock will be entitled to a number of votes equal to the number of shares of common stock held with respect to any matter on which the holders of common stock are entitled to vote.

In addition, holders of our Series I preferred stock, as such, will collectively be entitled to a number of votes equal to the aggregate number of Blackstone Holdings Partnership Units (as defined below) held by the limited partners of the Blackstone Holdings Partnerships (as defined below) on the relevant record date and will vote together with holders of our common stock as a single class. Blackstone Partners L.L.C., an entity owned by senior managing directors of Blackstone and controlled by Mr. Schwarzman, is the initial holder of the Series I preferred stock. If Blackstone Partners L.L.C. directs us to do so, we will issue one share of Series I preferred stock to each of the limited partners of the Blackstone Holdings Partnerships, whereupon each holder of Series I preferred stock will be entitled to a number of votes that is equal to the number of Blackstone Holdings Partnership Units held by such holder of Series I preferred stock on the relevant record date. If the holders of common stock become entitled to a number of votes other than one vote per share or the ratio at which Blackstone Holdings Partnership Units are exchangeable for our common stock changes from a one-for-one basis, the number of votes to which the holders of the Series I preferred stock are entitled will be adjusted accordingly.

No Preemptive or Similar Rights

The holders of our common stock, Series I preferred stock and Series II preferred stock are not entitled to preemptive rights, and, except in the case of impermissible transfers of Series II preferred stock, which would result in the cancellation of such Series II preferred stock, are not subject to conversion, redemption or sinking fund provisions.

Transferability

Without the approval of any other stockholder, the Series II Preferred Stockholder may transfer all or any part of the Series II preferred stock held by it with the prior written approval of our board of directors so long as the transferee agrees to assume the rights and duties of the Series II Preferred Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and we receive an opinion of counsel regarding certain limited liability matters. The foregoing limitations do not preclude the members or other interest holders of the Series II Preferred Stockholder from selling or transferring all or part of their outstanding equity or other interests in the Series II Preferred Stockholder at any time.

Removal of Series II Preferred Stockholder

The Series II Preferred Stockholder may, upon (i) the approval of the stockholders holding at least two-thirds of the voting power of our outstanding shares of common stock and Series I preferred stock, voting together as a single class, and (ii) our receipt of an opinion of counsel regarding certain limited liability and tax matters, be required to transfer its shares of Series II preferred stock to a successor holder of Series II preferred stock designated by the stockholders holding a majority of the voting power of such classes, voting together as a single class (such designated successor, a “Successor Series II Preferred Stockholder”) (the “Series II Preferred Stockholder Removal”).

In the event of a Series II Preferred Stockholder Removal under circumstances where cause (as such term is defined in the certificate of incorporation) exists, the Successor Series II Preferred Stockholder will have the option to purchase the Series II Preferred Stockholder’s shares of Series II preferred stock and the Series II Preferred Stockholder’s general partner interest (or equivalent interest), if any, in our subsidiaries (collectively, the “Combined Interest”) for a cash payment equal to the fair market value of such Combined Interest. In the event of a Series II Preferred Stockholder Removal under all other circumstances, the Series II Preferred Stockholder will have the option to require the Successor Series II Preferred Stockholder to purchase its

Combined Interest for a cash payment equal to the fair market value of such Combined Interest. In each case, this fair market value will be determined by agreement between the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder. If no agreement is reached within 30 days after the Series II Preferred Stockholder Removal, an independent investment banking firm or other independent expert selected by the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder will determine the fair market value. If the Series II Preferred Stockholder and the Successor Series II Preferred Stockholder cannot agree upon an expert within 45 days of the Series II Preferred Stockholder Removal, then an independent investment banking firm or other independent expert mutually chosen by the investment banking firms or experts designated by each of them will determine the fair market value.

If the option described above is not exercised by either the Series II Preferred Stockholder or the Successor Series II Preferred Stockholder, we will issue to the Series II Preferred Stockholder (or its transferee) shares of common stock having a value equal to the Combined Interest determined pursuant to a valuation of such Combined Interest as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph, without reduction in such shares of Series II preferred stock (but subject to proportionate dilution by reason of the Successor Series II Preferred Stockholder).

In addition, we are required to reimburse the Series II Preferred Stockholder for all amounts due to the Series II Preferred Stockholder, including all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the Series II Preferred Stockholder or its affiliates for our benefit.

Exchange

The limited partner interests (the “Blackstone Holdings Partnership Units”) in Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., and Blackstone Holdings IV L.P. (collectively, the “Blackstone Holdings Partnerships”) are exchangeable for our common stock on a one-for-one basis, subject to customary adjustments for splits, unit distributions and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Blackstone Holdings Partnership Units are exchanged for shares of common stock, the number of votes to which the shares of our Series I preferred stock are entitled shall automatically be reduced by the number of Blackstone Holdings Partnership Units so exchanged.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class (other than Series I preferred stock and Series II preferred stock) is held by persons other than the Series II Preferred Stockholder and its affiliates, we will have the right, which we may assign in whole or in part to the Series II Preferred Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by us, on at least ten but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

(1)	the current market price as of the date three days before the date the notice is mailed, and

(2)

the highest cash price paid by us or any of our affiliates for any share of the class purchased within the 90 days preceding the date on which we first mail notice of our election to purchase those shares.

As a result of our right to purchase outstanding shares of stock, including common stock, as described in the foregoing paragraph, a stockholder may have their shares purchased at an undesirable time or price.

Additional Series of Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our common stock. The issuance of additional series of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the common stock or the proportion of voting power held by, or other relative rights of, the holders of the common stock.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of (a) the Series II Preferred Stockholder, (b) our former general partner, (c) any person who is or was a controlling affiliate of the Series II Preferred Stockholder or our former general partner, (d) any person who is or was a director or officer of Blackstone, the Series II Preferred Stockholder or our former general partner, (e) any person in clause (d) who is or was serving at the request of Blackstone, the Series II Preferred Stockholder or our former general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (subject to certain limitations) and (f) certain other persons designated by the Corporation (collectively, the “Indemnitees”), except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to us or our subsidiaries. Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Series II Preferred Stockholder, for so long as it owns Series II preferred stock, has agreed that its sole business will be to act as the Series II Preferred Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or incidental thereto or (y) in connection with or incidental to the acquisition, owning or disposing of debt or equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Common stock. Our certificate of incorporation provides that generally, with respect to any matter on which the common stock is entitled to vote, such vote shall require a majority in voting power or more of all the outstanding common stock and Series I preferred stock, voting together as a single class. With respect to any matter as to which common stock may be entitled to vote, depending on the number of shares of outstanding shares of common stock and Series I preferred stock actually voted, our senior managing directors, as the owners of Blackstone Partners L.L.C., the initial holder of Series I preferred stock, and the persons to whom the shares of Series I preferred stock will be issued at the direction of Blackstone Partners L.L.C., should generally have sufficient voting power to significantly influence matters subject to the vote. Given the nature of the voting rights of our common stock, which is the class of our capital stock listed on the NYSE, we believe based on discussions with the NYSE that the stockholder approval requirements of the NYSE do not apply.

Election of directors. Subject to the rights granted to one or more additional series of preferred stock then outstanding, the Series II Preferred Stockholder has the sole authority to elect directors.

Removal of directors. Subject to the rights granted to one or more additional series of preferred stock then outstanding, the Series II Preferred Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.

Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more additional series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the Series II Preferred Stockholder.

Loss of voting rights. If at any time any person or group (other than the Series II Preferred Stockholder and its affiliates, a direct or indirect transferee of the Series II Preferred Stockholder or its affiliates (provided that, with respect to any indirect transferee, our board of directors shall have provided such transferee with written notification that this limitation shall not apply) or a person or group that has acquired such stock with the prior approval of our board of directors) acquires, in the aggregate, beneficial ownership of 20% or more of the common stock then outstanding, that person or group will lose voting rights on all of its shares of common stock and such shares of common stock may not be voted on any matter as to which the holders of such shares of common stock may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent the holders of such shares of common stock are entitled to any vote.

Requirements for advance notification of stockholder proposals. Stockholders are only permitted to make stockholder proposals with respect to the limited matters on which they are entitled to vote. Further, our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which the holders of our common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Series II Preferred Stockholder or, if at any time any stockholders other than the Series II Preferred Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders owning 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Common stock and Series I preferred stock are considered the same class for this purpose.

Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits the Series II Preferred Stockholder to act by written consent. Under our certificate of incorporation, stockholders (other than the Series II Preferred Stockholder) may only act by written consent if consented to by the Series II Preferred Stockholder.

Amendments to our certificate of incorporation requiring only Series II Preferred Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Series II Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:

(1)	a change in our name, our registered agent or our registered office;

(2)	an amendment that our board of directors has determined to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(3)

an amendment that is necessary, in the opinion of our counsel, to prevent us or our directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(4)	an amendment that is a change in our fiscal year or taxable year or that our board of directors has determined is necessary or appropriate as a result of such change;

(5)

an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(6)	any amendment expressly permitted in our certificate of incorporation to be voted on solely by the Series II Preferred Stockholder acting alone;

(7)

an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(8)

an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a Blackstone Holdings Partnership that requires unitholders of the Blackstone Holdings Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Blackstone Holdings Partnership;

(9)

any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct of the activities permitted by our certificate of incorporation;

(10)

any amendment that reflects a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation; or

(11)	any other amendments substantially similar to any of the matters described in (1) through (10) above or the immediately following paragraph.

In addition, except as otherwise provided by applicable law, the Series II Preferred Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:

(1)

do not adversely affect the stockholders (other than the Series II Preferred Stockholder) considered as a whole (including any particular class or series of stock as compared to other classes or series) in any material respect;

(2)

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the DGCL);

(3)

are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock is or will be listed for trading;

(4)	are necessary or appropriate for any action taken by us relating to distributions, splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or

(5)	are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.

Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require only the approval of the Series II Preferred Stockholder, any amendments to our certificate of incorporation require, in addition to the consent of the Series II Preferred Stockholder, the vote or consent of stockholders holding at least 90% of the voting power of our common stock and Series I preferred stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series I preferred stock, voting together as a single class.

Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Series II Preferred Stockholder and with the approval of the holders of at least a majority in voting power of our common stock and Series I preferred stock, voting together as a single class, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our common stock and Series I preferred stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Capital Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our common stock and Series I preferred stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our common stock and Series I preferred stock.

Exclusive Forum

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any of our current or former directors, officers, stockholders or employees to us or our stockholders; (iii) any action asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws (as may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.

In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As such, our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, investors will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of our forum selection provisions.

Business Combinations

We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300 or (800) 937-5449.

Listing

Our common stock is listed on the NYSE under the ticker symbol “BX.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Please note that in this section entitled “Description of Debt Securities and Guarantees,” “we,” “us” and “our” mean Blackstone Inc. and its successors, but not any of its subsidiaries. The term “issuer” means us and/or Blackstone Reg Finance Co. L.L.C., depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to Blackstone Inc. and Blackstone Reg Finance Co. L.L.C.

We may issue debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be our unsubordinated and unsecured obligations and may be issued from time to time in one or more series. Blackstone Reg Finance Co. L.L.C. may also issue debt securities and, unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be Blackstone Reg Finance Co. L.L.C.’s unsubordinated and unsecured obligations and may be issued in one or more series. The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “subsidiary guarantor”). In the case of debt securities issued by Blackstone Reg Finance Co. L.L.C., the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated in the applicable prospectus supplement, the guarantees will be unsubordinated and unsecured obligations of the respective guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture (as defined below); the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities and both guaranteed and unguaranteed debt securities.

Any subordinated debt securities offered pursuant to the applicable prospectus supplement will constitute part of the issuer’s subordinated debt and will be subordinate in right of payment to the prior payment in full of all the issuer’s “Senior Indebtedness,” as defined in such applicable subordinated debt indenture.

The debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The debt securities issued by our Blackstone Reg Finance Co. L.L.C. will be issued under one or more indentures, each to be entered into by Blackstone Reg Finance Co. L.L.C., us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities and both unsubordinated and subordinated debt securities under their respective indentures. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities and, if applicable, any guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of selected provisions of the indentures, the debt securities and the guarantees is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the guarantees of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our unsubordinated debt securities and our subordinated debt securities. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Guarantees

The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by Blackstone Reg Finance Co. L.L.C., such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	with respect to subordinated debt securities only, any amendments or modifications of the subordination provisions in the subordinated debt indenture;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series and if applicable, any guarantees of such debt securities will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, the issuer will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•

For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•

For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

If specified in the applicable prospectus supplement, the issuer may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, the issuer will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed accompanied by an officers’ certificate and an opinion of counsel certifying that the conditions precedent for such redemption have been satisfied. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata or, in the case debt securities held in global form registered in the name of or held by The Depository Trust Company (“DTC”), the applicable procedures of DTC. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISIN or any similar number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on any redemption date, the issuer will deposit or cause to be deposited with the trustee or with a paying agent (or, if any of the Credit Parties (as defined in “—Covenants—Consolidation, Merger and Sale of Assets” below) is acting as paying agent with respect to the debt securities being redeemed, such Credit Party will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, the issuer will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and the issuer will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, the issuer is not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;

•	limit the ability of the issuer or the guarantor to issue, assume or guarantee debt secured by liens; or

•	restrict the issuer or the guarantor from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that none of the Credit Parties (as defined below) may be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

•

such Credit Party (as defined below) is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of the obligations of such Credit Party under the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the issuer delivers to the trustee an officers’ certificate of the issuer and an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

For as long as debt securities of any series under the Indenture remain outstanding, all equity and voting interests in the issuer (other than Blackstone Inc.) shall be owned directly or indirectly by one or more guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

Upon the consummation of such transaction, the successor person will be substituted for the applicable Credit Party in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor person may exercise the applicable Credit Party’s rights and powers under the indenture, and, except in the case of a lease, the applicable Credit Party will be released from all of its liabilities and obligations under the indenture and under the debt securities (including the guarantees).

Any substitution of the successor person for the applicable Credit Party might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant:

•	“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole;

•	“Credit Parties” means Blackstone Inc., Blackstone Reg Finance Co. L.L.C. and the Blackstone Holdings Partnerships;

•

“Permitted Jurisdictions” means the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development or any political subdivision of any of the foregoing;

•

a “person” any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity;

•

a “Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a person that is not within the Credit Group immediately prior to such transaction; and

•

a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

No Gross Up

The issuer and the trustee will be entitled to deduct amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of any Credit Party (as defined in “—Covenants—Consolidation, Merger and Sale of Assets” above) in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to the issuer and the guarantors by the trustee or to the issuer, the guarantors and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	the issuer or any guarantor (other than an Insignificant Guarantor (as defined below)) pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against it in an involuntary case or proceeding;

•	consent to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

•	make a general assignment for the benefit of its creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•

is for relief against the issuer or any guarantor (other than an Insignificant Guarantor (as defined below)) in an involuntary case, or adjudicates the issuer or any guarantor (other than an Insignificant Guarantor) insolvent or bankrupt;

•

appoints a Custodian of the issuer or any guarantor (other than an Insignificant Guarantor) or for all or substantially all of the issuer’s or any guarantor’s (other than an Insignificant Guarantor) property; or

•

orders the winding-up or liquidation of the issuer or any guarantor (other than an Insignificant Guarantor) (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days;

(7)

except as otherwise provided in the indenture, a guarantee of any guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or a guarantor (other than an Insignificant Guarantor) denies its liability under its guarantee (other than by reason of release of such guarantee in accordance with the terms of the indenture); or

(8)	any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Insignificant Guarantor” means a guarantor (or a group of guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing non-guarantor entities designated pursuant to the indenture, constitute a Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blackstone Inc.

If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above) occurs and is continuing, the trustee by notice to us and the guarantors, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us, the guarantors and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to debt securities of any series at the time outstanding and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer or any guarantor has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1)

an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us, the guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•

modify any provisions in the indenture regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series or any guarantee of a guarantor in respect thereof to any of other obligation of ours or such guarantor;

•	modify the terms of any guarantee in a manner adverse to the holders of debt securities; or

•	modify any of the above provisions.

The issuer, the guarantors and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or any guarantor thereunder;

•

to evidence the succession of another person to, and the assumption by the successor person of the issuer’s or any guarantor’s covenants, agreements and obligations under, the indenture pursuant to the covenant described under “— Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add new guarantors;

•	to provide for the release of any guarantor in accordance with the indenture;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the indenture;

•

to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•

to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer or the guarantors, as the case may be, with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

The issuer may discharge or defease our and the guarantors’ respective obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

The issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

The indenture provides that the issuer may elect either (i) to defease and be discharged (along with the guarantors) from any and all obligations with respect to the debt securities of a series and related guarantees (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our and the guarantors’ respective obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (8) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

As a condition to legal defeasance or covenant defeasance, the issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, the issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

The issuer may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

(1)	DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security;

(2)	an event of default with respect to such global security has occurred and be continuing;

(3)	the issuer delivers to the trustee an order to such effect; or

(4)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that any legal suit, action or proceeding arising out of or relating to the indenture, the debt securities and the guarantees may only be brought and enforced in the United States District Court for the Southern District of New York (or, other than with respect to a cause of action arising under the Securities Act, if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial Division) in the State of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. Holders of the debt securities will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.

Regarding the Trustee

The trustee under the indenture will be named in the applicable prospectus supplement.

The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of common stock or preferred stock, rather than shares of common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common stock or preferred stock. The shares of common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including options or other instruments obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock, or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement or a free writing prospectus, to the extent required, the particular terms of the offering of the securities covered by this prospectus, including the following:

•	the method of distribution of the securities offered thereby;

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale, if any;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell the securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell the securities directly, in which case no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Investment vehicles comprised of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others own interests representing less than 1% of the capital commitments of investment funds that we manage.

EXPERTS

The consolidated financial statements of Blackstone Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to Blackstone Inc.’s Current Report on Form 8-K filed on November 25, 2024, and the effectiveness of Blackstone Inc.’s internal control over financial reporting, incorporated by reference in this prospectus by reference to Blackstone Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus by reference to Blackstone Inc.’s Current Report on Form 8-K filed on November 25, 2024. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this prospectus.

We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

We incorporate by reference into this prospectus the following documents or information filed by Blackstone Inc. with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 3, 2024, August 2, 2024 and November 1, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on November 13, 2024 and November 25, 2024; and

•

the description of our capital stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024, including any amendments or reports filed for the purpose of updating such description.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Blackstone Inc., 345 Park Avenue, New York, New York 10154, Attention: Shareholder Relations. You also may contact us at (212) 583-5000 or visit our website at www.blackstone.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Fees		**
Rating Agency Fees		**
Miscellaneous		**

Total	$	*

*

The registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware

Blackstone Inc.

Blackstone Inc. is incorporated under the laws of Delaware.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, including a derivative action), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of an action by or in the right of the corporation, including any derivative action, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation. Section 145 also provides that a corporation may pay expenses incurred by its directors and officers and other parties in defending against any action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, subject to, in the case of any current director or officer, the provision of an undertaking to repay the amounts advanced in the event it is determined such director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification or other rights that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our certificate of incorporation, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

(a) the Series II Preferred Stockholder; (b) Blackstone Group Management L.L.C. (the “Former General Partner”) in its capacity as the former general partner of The Blackstone Group L.P. (our entity form prior to our conversion to a corporation on July 1, 2019); (c) any person who is or was a controlling affiliate of the Series II Preferred Stockholder or the Former General Partner; (d) any person who is or was a director or an officer of Blackstone Inc., the Series II Preferred Stockholder or the Former General Partner; (e) any person in clause (d) who is or was serving at the request of Blackstone Inc., the Series II Preferred Stockholder or the Former General Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; provided that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; or (f) any person Blackstone Inc. in its sole discretion designates as an indemnitee. Under our certificate of incorporation, we are also required to advance the expenses incurred by such indemnitees in appearing at, participating in or defending any claim, demand, action, suit or proceeding prior to its final disposition upon (i) our receipt of an undertaking on behalf of the indemnitee to repay the amount if it is ultimately determined the indemnitee is not entitled to be indemnified and (ii) to the extent determined by our board of directors in its sole discretion to be necessary or advisable, our receipt of security or other assurances satisfactory to the board of directors in its sole discretion that the indemnitee will be able to repay such amount if it ultimately shall be determined that the indemnitee is not entitled to be indemnified as authorized.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the Series II Preferred Stockholder will not be personally liable for, or have any obligation to contribute or loan any monies or property to us to enable us to effectuate, such indemnification. The indemnification of the persons described above shall be in addition to any other any indemnification such person is entitled to the extent applicable. We may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with its activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that limits or eliminates the liability of its directors and officers for monetary damages to the corporation and its stockholders for breach of fiduciary duty. However, no provision may limit or eliminate the liability of a director or officer for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law by a director or officer;

•	any unlawful payment of dividends or unlawful stock repurchase or redemption;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	in the case of an officer, any action by or in the right of the corporation (including any derivative claim) against the officer.

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance for its directors and officers and other persons. We currently maintain liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

In any underwriting agreement we enter into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Blackstone Reg Finance Co. L.L.C.

Blackstone Reg Finance Co. L.L.C. is organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreement of Blackstone Reg Finance Co. L.L.C. provides that Blackstone Reg Finance Co. L.L.C. shall indemnify its members, officers and their respective affiliates and agents to the fullest extent permitted by applicable law for any loss, damage or claim incurred by such person, except in cases of bad faith or outside the scope of authority. Any indemnity shall be provided out of and to the extent of Blackstone Reg Finance Co. L.L.C.’s assets only.

In any underwriting agreement Blackstone Reg Finance Co. L.L.C. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Reg Finance Co. L.L.C., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P.

Each of Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P. is organized under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of each of Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P. provides that the partnership shall indemnify, to the fullest extent permitted by law, any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the partnership or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was the general partner or a director or officer of the general partner or the partnership or, while a director or officer of the general partner or the partnership, is or was serving at the request of the partnership as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators, except in cases of bad faith. The partnership must also pay expenses, to the fullest extent permitted by law, incurred in defending any proceeding in advance of its final disposition, upon (i) presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified and (ii) to the extent determined by the general partner in its sole discretion to be necessary or advisable, receipt by the partnership of security or other assurances satisfactory to the general partner in its sole discretion that such person will be able to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified.

In any underwriting agreement Blackstone Holdings I L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings I L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings AI L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings AI L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings II L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings II L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

Québec

Blackstone Holdings III L.P. and Blackstone Holdings IV L.P.

Each of Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. is formed and organized under the laws of the Province of Québec.

The Civil Code of Québec provides that a partner of a Québec limited partnership is entitled to recover the amount of the disbursements it has made on behalf of the partnership and to be indemnified for the obligations it has contracted or the losses it has suffered in acting for the partnership if it was in good faith. No provision of the Civil Code of Québec precludes a partnership from reimbursing its general partner for costs, charges and expenses actually incurred in the performance of its duties thereunder, including costs, charges expenses directly incurred for the benefit of the partnership and costs incurred by the general partner in compensating its directors, officers and employees. Such a provision would apply to costs of indemnification of directors, officers and employees incurred by the general partner, with respect to the conduct of the business and activities of the partnership.

The limited partnership agreements of each of Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. provides that the partnership shall indemnify, to the fullest extent permitted by law, any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the partnership or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was the general partner or a director or officer of the general partner or the partnership or, while a director or officer of the general partner or the partnership, is or was serving at the request of the partnership as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators, except in cases of bad faith. The partnership must also pay expenses, to the fullest extent permitted by law, incurred in defending any proceeding in advance of its final disposition, upon (i) presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified and (ii) to the extent determined by the general partner in its sole discretion to be necessary or advisable, receipt by the partnership of security or other assurances satisfactory to the general partner in its sole discretion that such person will be able to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified.

In any underwriting agreement Blackstone Holdings III L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings III L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings IV L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions,

Blackstone Holdings IV L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

ITEM 16	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for the securities registered hereby.

3.1	Amended and Restated Certificate of Incorporation of Blackstone Inc. (incorporated herein by reference to Exhibit 3.1 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 6, 2021).

3.2	Amended and Restated Bylaws of Blackstone Inc. (incorporated herein by reference to Exhibit 3.2 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 6, 2021).

3.3	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings I L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings I L.P. party thereto (incorporated herein by reference to Exhibit 10.1 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.4	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings AI L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings AI L.P. party thereto (incorporated herein by reference to Exhibit 10.5 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.5	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings II L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings II L.P. party thereto (incorporated herein by reference to Exhibit 10.2 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.6	Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings III L.P., dated as of May 7, 2021, by and among Blackstone Holdings III GP L.P. and the limited partners of Blackstone Holdings III L.P. party thereto (incorporated herein by reference to Exhibit 10.3 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.7	Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV L.P., dated as of May 7, 2021, by and among Blackstone Holdings IV GP L.P. and the limited partners of Blackstone Holdings IV L.P. party thereto (incorporated herein by reference to Exhibit 10.4 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.8	Limited Liability Company Agreement of Blackstone Reg Finance Co. L.L.C.

4.1*	Form of Preferred Stock Certificate.

4.2*	Form of Certificate of Designation of Preferred Stock.

4.3*	Form of Indenture dated among Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and a trustee to be named later.

Exhibit Number	Description

4.4*	Form of Subordinated Indenture among Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and a trustee to be named later.

4.5	Form of Indenture among Blackstone Reg Finance Co. L.L.C., Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.6	Form of Subordinated Indenture among Blackstone Reg Finance Co. L.L.C., Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.7*	Form of Debt Securities.

4.8*	Form of Depositary Share Agreement.

4.9*	Form of Depositary Certificate.

4.10*	Form of Warrant Agreement.

4.11*	Form of Warrant Certificate.

4.12*	Form of Purchase Contract Agreement.

4.13*	Form of Purchase Certificate.

4.14*	Form of Unit Agreement.

4.15*	Form of Unit Certificate.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Gowling WLG (Canada) LLP.

22.1	List of Issuer and Guarantor Subsidiaries

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3	Consent of Gowling WLG (Canada) LLP (included as part of Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of a trustee to be named later for the form of Indenture of Exhibit 4.5.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of a trustee to be named later for the form of Indenture of Exhibit 4.6.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture of Exhibit 4.5.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture of Exhibit 4.6.

107.1	Filing Fee Table.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
**	To be filed as a 305B2 filing later if a trustee is to be named later.

ITEM 17	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Inc.

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 2, 2024

/s/ Jonathan D. Gray Jonathan D. Gray	President, Chief Operating Officer and Director	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

/s/ Joseph P. Baratta Joseph P. Baratta	Director	December 2, 2024

/s/ James W. Breyer James W. Breyer	Director	December 2, 2024

Signature	Title	Date

/s/ Reginald J. Brown Reginald J. Brown	Director	December 2, 2024

/s/ Rochelle B. Lazarus Rochelle B. Lazarus	Director	December 2, 2024

/s/ William G. Parrett William G. Parrett	Director	December 2, 2024

/s/ Ruth Porat Ruth Porat	Director	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Holdings I L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Holdings AI L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Holdings II L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Holdings III L.P.

By:	Blackstone Holdings III GP L.P. its general partner

By:	Blackstone Holdings III GP Management L.L.C.,
its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Holdings IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 2, 2024.

Blackstone Reg Finance Co. L.L.C.

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jonathan D. Gray, Michael S. Chae, John G. Finley and David Payne and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen A. Schwarzman Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 2, 2024

/s/ Michael S. Chae Michael S. Chae	Chief Financial Officer (Principal Financial Officer)	December 2, 2024

/s/ David Payne David Payne	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2024